Exhibit 10.2
SECURED LINE OF CREDIT PROMISSORY NOTE

U.S. $25,000,000.00 August 20, 2008

FOR VALUE RECEIVED, the undersigned, UNITED DEVELOPMENT FUNDING LAND OPPORTUNITY FUND, L.P., a Delaware limited partnership (“Borrower”), hereby makes this Secured Line of Credit Promissory Note (as it may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time, this “Note”) and promises to pay to the order of UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership or its assigns (“Lender”), the sum of Twenty Five Million and NO/100 Dollars ($25,000,000.00), or, if greater or less, the aggregate outstanding principal amount of this Note, together with accrued, unpaid interest thereon, pursuant to the terms and conditions set forth in this Note.  All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in Section 1 of  this Note, or at such other address as from time to time may be designated by Lender.

1.           Definitions.  In addition to the terms defined elsewhere in this Note, the following terms have the meanings set forth below for purposes of this Note:

“Accrued Interest Payments” means the monthly interest payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein, and payable as provided herein.

“Advance Request” shall mean Lender’s standard form of Advance Request for this Note, as in effect from time to time, duly executed by an officer of Borrower and including or accompanied by an Officer’s Certificate dated as of the date of the Advance Request and as of the funding date.

“Base Rate” shall mean the lesser of (i) fifteen percent (15.0%), accrued monthly and compounded annually, or (ii) the Highest Lawful Rate.

“Collateral” shall have the meaning given to such term in the Security Agreement.

“Commitment” shall mean the aggregate amount of up to U.S. Twenty Five Million and NO/100 Dollars ($25,000,000.00).

“Default Rate” shall mean the lesser of (i) eighteen percent (18%), accrued monthly and compounded annually, or (ii) the Highest Lawful Rate.

“Disposition” shall mean any sale, lease, transfer, assignment, exchange or conveyance in whole or in part.

“Effective Date” shall mean August 20, 2008.

“Highest Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the indebtedness evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

“Investments” shall mean loans to and/or investments in entities that acquire, entitle, develop and/or sell land or lots for the construction of single-family residential homes.

“Lien” shall mean any lien, security interest, charge, tax lien, pledge, encumbrance, conditional sales or other title retention arrangement or any other interest in property designed to secure the repayment of indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.

“Loan” shall mean the amount of principal outstanding under this Note from time to time, together with unpaid accrued interest thereon.

“Maturity Date” shall mean August 20, 2011.

“Officer’s Certificate” means a certificate duly executed by an authorized officer on behalf of Borrower certifying that (i) no Event of Default has occurred and is continuing under this Note, (ii) all representations and warranties made by Borrower in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower has complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed.

“Senior Indebtedness” shall mean indebtedness owed to a Senior Lender.

“Senior Lender” means any bank, financial institution or other lender having made a loan to any client of Borrower that has a senior position with respect to the payment of any indebtedness and/or the priority of any Liens.

2.           Certain Loan Terms.  In addition all other terms and conditions set forth herein, certain terms and conditions of this Note are set forth below:

Borrower’s Address                            1702 N. Collins Blvd., Suite 100
For Notice:                                             Richardson, Texas  75080
Attention:  Hollis M. Greenlaw
Facsimile No. 972-889-0162

Lender's Address                                 1812 Cindy Lane, Suite 200
For Notice and Payment:                     Bedford, Texas 76021
Attention:  Ben Wissink
Facsimile No. 817-835-0380

Revolver:
This Note is a revolver and thus, Borrower may borrow, repay and then re-borrow the available amount of the Commitment; provided,  however, that notwithstanding anything else to the contrary contained herein, Lender has no obligation to make any advance of principal to Borrower under this Note unless each of the conditions precedent in Section 10 have been satisfied and/or fulfilled as determined by Lender in its sole discretion.

Use of Proceeds:	The purpose of the Loan is to finance Borrower’s origination, purchase, holding and selling of Investments.

3.           Origination Fee.  Borrower agrees to pay Lender an origination fee equal to three percent (3%) of each advance or Commitment made under this Note pursuant to that certain letter agreement dated as of the Effective Date (the “Origination Fee Letter”), but in any event not to exceed $750,000.00 in the aggregate; provided, that no further Origination Fee shall be due after total advances or Commitment made under this Note exceed $25,000,000.00 in the aggregate and further provided, that no origination fee shall be due on the portion of the Commitment repaid and re-advanced under this Note.  The origination fee due with respect to any advance shall be paid to Lender at or prior to the date of Lender’s funding of such advance hereunder.

4.           Security; Loan Documents.  This Note is secured by, and entitled to the benefits of, (i) a security agreement executed by Borrower in favor of Lender dated as of the Effective Date (as it may be amended, modified, renewed, extended, superseded, or replaced from time to time, the “Security Agreement”) pursuant to which Borrower has granted to Lender, a security interest in the Collateral, and (ii) for each Investment, an allonge, collateral assignment, and/or such other documents, agreements, assignments and instruments as Lender shall require in order to evidence, acknowledge or perfect its security interest in the Collateral, as determined by Lender in its sole discretion (collectively, as each may be amended, modified, renewed, extended, superseded, or replaced from time to time, the “Collateral Documents”).  This Note, the Security Agreement, the Collateral Documents, the Origination Fee Letter, all UCC financing statements, amendments thereto and continuation statements (collectively, “Financing Statements”) filed by or in favor of Lender, all Advance Requests, all Officer’s Certificates, and all other instruments, agreements, certificates, assignments and other agreements and documents executed, entered into or delivered by any party in connection with this Note, whether prior to, on or after the Effective Date, are collectively referred to in this Note as the “Loan Documents”.

5.           Loan Expenses.

(a)           To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with any of the following (collectively, “Loan Expenses”):

(i)           the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility represented by or secured by the Loan Documents, including legal, accounting, auditing, architectural, engineering, due diligence, title company, and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect pursuant to any Loan Document;

(ii)           Lender’s evaluating, monitoring, administering and protecting the Collateral or any other collateral granted or pledged as security for the Loan or employing others to do so or to perform due diligence for Lender with respect thereto; and

(iii)           Lender’s creating, perfecting and realizing upon Lender’s security interest in, and the Liens on, the Collateral or any other collateral granted or pledged as security for the Loan, and all costs and expenses relating to Lender’s exercising any of its rights and remedies under any Loan Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Collateral or any other collateral granted or pledged as security for the Loan, and all fees and expenses for any professional services or any operations conducted in connection therewith.  Notwithstanding the foregoing, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Loan Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Collateral or any other collateral granted or pledged as security for the Loan or any operations conducted in connection with it for the benefit of Borrower or any other person other than Lender.

(b)           Usury Savings Clause Applies.  Borrower agrees that Lender has provided, and shall provide, separate and distinct consideration for the fees and expenses described in Section 5(a) above and elsewhere in this Note and/or that such fees and expenses represent bona fide fees and expenses incurred by Lender.  Borrower and Lender further agree that such fees and expenses are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money.  Despite the foregoing and notwithstanding anything else in this Note and the other Loan Documents to the contrary, if any fees or expenses charged or chargeable to Borrower hereunder are determined to constitute interest and such fees or expenses, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful  Rate, then Section 13 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.

6.           Advance Procedures.

(a)           Advances.  Subject to the other terms and conditions of this Note, including, without limitation, Section 10, Lender agrees to make advances to Borrower prior to the Maturity Date in an aggregate amount not to exceed the available amount of the Commitment pursuant to the procedures set forth in Section 6(b).  Notwithstanding anything else to the contrary contained herein, Lender shall have no obligation to make any advance of Commitment to Borrower under this Note unless each of the conditions precedent in Section 10 have been satisfied and/or fulfilled as determined by Lender in its sole discretion.  Any obligation of Lender to fund any amount of the Commitment shall terminate upon the earlier of (i) Lender’s notification to Borrower of such termination, (ii) the acceleration of this Note, or (iii) the Maturity Date.

(b)           Procedure for Borrowing.  Each advance of Commitment (other than an advance to be applied to accrued interest due and owing to Lender under this Note) shall be made pursuant to Borrower’s delivery of an Advance Request and shall specify, in addition to any information requested on Lender’s standard form of Advance Request, (i) the amount of the advance of Commitment so requested, (ii) the requested funding date, and (iii) the use of proceeds.  Each advance of Commitment made for the purpose of funding an Investment shall be accompanied by Borrower’s due diligence materials with respect to the Investment proposed to be funded and other documentation supporting the advance of Commitment.  Borrower agrees to provide, or cause to be provided, all information, documents and agreements as may be requested by Lender in connection with each such Investment and each such request for an advance of Commitment.  Notwithstanding the foregoing sentences of this Section 6(b) and provided that an Event of Default has not occurred and is continuing under this Note, on each date that an payment of accrued interest becomes due and owing to Lender hereunder, Borrower agrees that Lender shall make, and is hereby authorized by Borrower to make, advance(s) from the Commitment equal to the amount of the accrued interest then due and owing to Lender, which amount shall be applied to the accrued interest then due and owing to Lender, without delivery of an Advance Request to Lender in connection with such advance.

(c)           Making of Advances upon Approval of Advance Request.  Subject to the other terms and conditions of this Note, after receipt of an Advance Request and upon approval by Lender of such Advance Request, which approval may be withheld by Lender for any reason or for no reason, Lender shall make available to Borrower, the amount of the requested advance of Commitment (or such lesser amount than the requested amount that Lender has approved to be funded); provided, however, that Lender shall have no obligation to make any advance of Commitment unless each of the conditions precedent in Section 10 have been satisfied and/or fulfilled as determined by Lender in its sole discretion.

(d)           Discretionary Advances.  Lender is authorized to make advances hereunder that Lender, in its sole discretion, deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower pursuant to the terms of this Note or any other Loan Document (such advances made for the foregoing purposes are referred to herein as the “Discretionary Advances”).  Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note).  Borrower agrees that each Discretionary Advance shall automatically reduce the available amount of Commitment available hereunder.  The making by Lender of any Discretionary Advance shall not cure or waive any Event of Default hereunder (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived).

(e)           Advance Schedule.  Attached to this Note as Schedule 1 is a list of the Advances made under this Note, any payments applied to reduce principal outstanding under this Note, and the aggregate amount of principal outstanding under this Note prepaid by Lender (the “Advance Schedule”).  The Advance Schedule shall be revised by Lender from time to time and, as so revised, shall be conclusive and binding upon Borrower, absent manifest error.

7.           Interest; Payment.

(a)           Interest Rate.  The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, unless the Default Rate shall apply.  Subject to the other provisions of this Note, upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, at Lender’s option, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, until all such delinquent amounts are paid and such Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived.

(b)           Payments.  Except earlier upon any acceleration of this Note:

(i)           Borrower promises to pay to Lender monthly Accrued Interest Payments on the last day of each month for interest accrued during that month; provided, however, that such monthly interest payments may be advanced by Lender from the available amount of the Commitment pursuant to the procedures set forth in Section 6(b) of this Note.

(ii)           In addition to the payments required by the provisions of clause (i) above, if the outstanding principal amount of this Note ever exceeds $25,000,000.00, Borrower promises to pay immediately to Lender, the amount of principal in excess of $25,000,000.00, on the date that such excess exists.

(iii)           In addition to the payments required by the provisions of clauses (i) and (ii) above, Borrower promises to pay to Lender, the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due hereunder, on or prior to the Maturity Date.

(c)           Application of Payments.  Payments made on this Note will be applied first to any unpaid collection costs, fees and other charges permitted under this Note, next to unpaid, accrued interest, and last, to reduce the principal outstanding under this Note, subject, however, to any adjustments required or permitted by this Note or applicable law.

(d)           General.  Borrower will make each payment that it owes under this Note to Lender (interest, any applicable fees and charges, and outstanding principal) in full and in lawful money of the United States, without set-off, deduction or counterclaim.  All payments shall be made by check or wire transfer of immediately available funds.  Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a payment of principal or past-due interest, interest shall accrue and be payable on such amount for the period of such extension.  Each such payment must be received by Lender not later than 3:00 p.m., Dallas, Texas time on the date such payment becomes due and payable.  Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

8.           Prepayment; Lender's Rights.  Borrower may prepay this Note, or any portion of this Note, at any time and from time to time, without the payment of any fee or penalty.

9.           Representations and Warranties.  Borrower represents and warrants to Lender as follows:

(a)           Organization and Good Standing.  Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, having all limited partnership powers required to carry on its business and to enter into and carry out the transactions contemplated by this Note and the other Loan Documents.  Borrower has taken all appropriate actions and complied in all material respects with all laws applicable to it in each jurisdiction within and without outside the United States where Borrower owns or leases any properties or conducts any business.

(b)           Authorization; Validity.  Borrower has the limited partnership power, authority and legal right to execute, deliver and perform its obligations under, this Note and the other Loan Documents.  The execution and delivery by Borrower of the Loan Documents and the performance of its obligations under each such Loan Document have been duly authorized by proper limited partnership proceedings.  The Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

(c)           Usury.  Borrower has been involved in the structure and negotiation of the Note and the other Loan Documents.  It is the intention of Borrower that all aspects of the Note and the other Loan Documents, and any related transaction, comply with all laws, including, specifically, any applicable usury laws.  If for any reason, it is determined by a governing authority that the loan made pursuant to the Note and the other Loan Documents is usurious in any manner, Borrower hereby represents that, as to Borrower, such result was unintentional and the result of a bona fide mistake.

10.           Conditions Precedent to Advances of Commitment.  Borrower agrees that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund each advance of Commitment shall be conditioned upon the satisfaction and/or fulfillment of each of the following conditions, on and as of the funding date for the applicable advance of Commitment:

(a)           the representations and warranties made in this Note and the other Loan Documents by Borrower and in all certificates and other documents delivered pursuant thereto, shall be true and correct in all material respects on and as of the date of funding, as determined by Lender in its sole discretion;

(b)           all of the covenants and agreements contained in this Note and the other Loan Documents to be complied with and performed as of the date hereof by Borrower have been duly complied with and performed on and as of the date of funding, as determined by Lender in its sole discretion;

(c)           no event constituting an Event of Default (without giving effect to any grace or cure periods for such Event of Default provided herein or in the other Loan Documents), shall have occurred and be continuing, as determined by Lender in its sole discretion;

(d)           a duly authorized officer on behalf of Borrower shall have duly executed and delivered to Lender, an Advance Request (including or accompanied by an Officer’s Certificate), and all matters certified in the Advance Request and Officer’s Certificate shall be true and correct in all respects;

(e)           on and as of the date of funding, all statements contained in all Loan Documents and all other certificates, statements and data furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Note or any of the other Loan Documents (including all of the documents and information delivered to Lender in connection with an Advance Request) shall be true and complete in all material respects, and there are no facts or events known to Borrower which, if disclosed to Lender, would make such statements, certificates or date untrue in any material respect;

(f)            the requested advance of Commitment, if made, would not cause the aggregate outstanding principal amount of this Note to exceed the Commitment;

(g)           as of the date of any such advance of Commitment, all of the Loan Documents shall have been executed and delivered (including, without limitation, all Collateral Documents with respect to the Investment being funded by Lender with the proceeds of the advance), and shall be valid, enforceable and in full force and effect;

(h)           Lender shall have approved the Advance Request, as determined by Lender in its sole discretion (which approval may be withheld by Lender for any reason or for no reason); and

(i)           Borrower shall have complied with each other request of Lender made in connection with the advance of Commitment.

11.           Covenants.

(a)           Deliveries.  Borrower covenants and agrees with Lender that it will deliver each of the following, on a quarterly basis, commencing with the quarter ending September 30, 2008, in form and substance reasonably satisfactory to Lender:

(i)           Summary of Loans.  A summary of each Investment made by Borrower, including the name and material of information with respect to the client of Borrower to whom the Investment is made and a summary of concentration of credit by client and geographical region.

(ii)           Schedule of Maturities.  A summary of scheduled maturities for each Investment and payment status for all Investments.

(iii)           Note Proceeds.  A summary of all proceeds of this Note that are allocated by Borrower to each Investment.

(b)           Aggregate Investment-to-Value.  Borrower agrees that at no time shall the sum of (i) all Investments, plus (ii) any Senior Indebtedness exceed ninety percent (90%) of the market value of the property securing the Investments.

(c)           Maximum Investment Amount.  No single Investment may exceed twenty percent (20%) of the Commitment (i.e., $5,000,000.00).  Investments with any single client of Borrower or group of related clients may not exceed twenty percent (20%) of the Commitment (i.e., $5,000,000.00).

(d)           Use of Proceeds.  The proceeds of this Note shall be used solely to acquire Investments approved by Lender and for business and commercial purposes approved by Lender that are related to Investments.  In no event shall any funds advanced under this Note be used, directly or indirectly, by any person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

12.           Default.

(a)           For purposes of this Note, the following events shall constitute an “Event of Default”:

(i)           the default by Borrower in any payment required by this Note by the fifth (5th) day following the date when due, whether on or prior to the Maturity Date; or

(ii)           Borrower breaches any representation or warranty contained in this Note or any other Loan Document, or fails to perform or observe any covenant or agreement that is set forth in this Note or any other Loan Document, and such breach if capable of being cured, is not cured within ten (10) days after written notice of such breach is received from Lender; or

(iii)           the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower for any substantial part of Borrower’s property, or ordering the winding up or liquidation of such person's affairs; or

(iv)           the commencement by Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of its property, or the making by Borrower of any assignment for the benefit of creditors, or the admission by Borrower in writing of Borrower’s inability to pay its debts generally as they become due; or

(v)
the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by Borrower; or

(vi)           Borrower is liquidated or winds up its affairs; or

(vii)           any Disposition of any Collateral occurs without the prior written consent of Lender, unless the full amount of proceeds from such Disposition of Collateral is paid by Borrower to Lender to reduce the indebtedness of Borrower owing to Lender under this Note; or

(viii)          any Loan Document ceases to become valid, binding and enforceable for any reason other than its release by Lender; or

(ix)           the sale or liquidation of all or substantially all of the assets of Borrower, without the prior written consent of Lender or the payment in full of the indebtedness of Borrower owing to Lender under this Note.

(b)           Upon the occurrence of an Event of Default described in subsection (a)(iii), (iv) or (v) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note.  During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note, and/or (ii) exercise any or all of its rights under all or any of the Loan Documents, and/or (iii) refuse to advance any additional funds hereunder, and/or (iv) exercise any or all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code.  No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c)           If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under this Note.

13.           Usury Laws.

(a)           Notwithstanding anything to the contrary contained in this Note or any other Loan Document, (i) this Note shall never bear interest in excess of the Highest Lawful Rate, and (ii) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate by the foregoing clause (i) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate, then this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on this Note equals (but does not exceed) the total amount of interest which would have accrued on this Note, had there been no Highest Lawful Rate applicable to this Note.

(b)           It is the intention of the parties hereto that all aspects of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby, comply with all laws, including, specifically, any applicable usury laws.  In furtherance thereof, Borrower and Lender stipulate and agree that none of the terms and provisions contained in this Note or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest, in excess of the maximum amount of interest permitted to be charged by applicable law in effect from time to time.  Neither Borrower nor any present or future guarantors, endorsers, or other persons or entities hereafter becoming liable for payment of Borrower’s obligations hereunder and under the other Loan Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 13 shall control over all other provisions of the Loan Documents that may be in conflict or apparent conflict herewith.  Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If (i) the maturity of this Note is accelerated for any reason, (ii) this Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) Lender or any other holder of this Note shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest hereon to an amount in excess of that permitted to be charged by applicable law, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of this Note or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors of this Note) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time hereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.  In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code.  As used in this section, the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

14.           Further Assurances.  Borrower will, at its expense, to promptly execute and deliver to Lender, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, including, without limitation, information with respect to Investments, as Lender may request from time to time.

15.           Cumulative Remedies.  All rights and remedies that Lender is afforded by reason of this Note and the other Loan Documents are separate and cumulative and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable.  In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

16.           Notice.  All notices and other communications under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, delivered personally by hand, or delivered by nationally recognized overnight delivery service addressed to Borrower and Lender, respectively, at the addresses set forth in Section 1 of this Note, or, with respect to Borrower or Lender, to such other address as may have delivered by one to the other for purposes of notice.  Each notice or other communication will be treated as effective and as having been given and received (a) if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon written or electronic confirmation of facsimile transfer, (c) if delivered personally by hand, upon written or electronic confirmation of delivery from the Person delivering such notice or other communication, or (d) if sent by nationally recognized overnight delivery service, upon written or electronic confirmation of delivery from such service.

17.           Enforcement and Waiver by Lender.  Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times.  The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same.

18.           CHOICE OF LAW.  EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

19.           JURISDICTION; VENUE.  BORROWER IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE DISTRICT COURTS OF TARRANT COUNTY, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, FORT WORTH DIVISION (THE “SPECIFIED COURTS”).  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SPECIFIED COURTS.  BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE THAT THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH SPECIFIED COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND HEREBY IRREVOCABLY AGREES TO A TRANSFER OF ALL SUCH PROCEEDINGS TO THE SPECIFIED COURTS.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

20.           Counterparts.  This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

21.           Severability.  If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

22.           Amendments; Waivers.  No amendment or waiver of any provision of this Note nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

23.           Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower and its successors and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, and shall inure to the benefit of Lender and its successors and assigns.  Borrower shall not be entitled to transfer or assign this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower.  Should the status, composition, structure or name of Borrower change, this Note and the other Loan Documents shall continue to be binding upon such person and also cover such person under the new status composition, structure or name according to the terms hereof and thereof.

24.           Captions.  The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

25.           Number of Gender or Words.  Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

26.           WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THIS NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NEITHER LENDER NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH BORROWER HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO LENDER HERETO.

27.           ACKNOWLEDGEMENT AND CONSENT TO PLEDGE.  THIS NOTE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, AND PLEDGED AS COLLATERAL TO, PREMIER BANK AND ITS ASSIGNS (“PREMIER”).  BY EXECUTION HEREOF, BORROWER CONSENTS TO SUCH SECURITY INTEREST AND PLEDGE OF THIS NOTE TO PREMIER, AND CONSENTS TO THE ASSIGNMENT OF THIS NOTE TO PREMIER IN ACCORDANCE THEREWITH.

28.           ENTIRE AGREEMENT.  THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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This Note has been executed by Borrower on this the ___ day of ___________, 2008, effective for all purposes as of the Effective Date.

BORROWER:

UNITED DEVELOPMENT FUNDING LAND OPPORTUNITY FUND, L.P.

By:           UDF Land GenPar, L.P.
Its:           General Partner

By:           UDF Land GP, LLC
Its:           General Partner

By:           UMTH Land Development, L.P.
Its:           Managing Member

By:           UMT Services, Inc.
Its:           General Partner

By:           /s/ Hollis Greenlaw
Name:     Hollis M. Greenlaw
Its:           President

              The terms of this Note are hereby accepted by Lender.

LENDER:

UNITED DEVELOPMENT FUNDING III, L.P.

By:           UMTH Land Development, L.P.
Its:           General Partner

By:           UMT Services, Inc.
Its:           General Partner

By:           /s/ Ben Wissink
Name:      Ben Wissink
Its:           Chief Operating Officer

SCHEDULE 1

ADVANCE SCHEDULE

Date of Advance	Amount Advanced	Date of Principal Repayment	Amount of Principal Repayment	Aggregate Principal Amount Outstanding